UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: August 12, 1999


                          CENTENARY INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

            Nevada                      000-23851               86-0874841
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
 incorporation or organization)                            Identification No.)

            692 Madison Avenue, Third Floor, New York, NY      10021
       (Address of principal executive offices)                (Zip Code)

                                 (212) 644-2113
              (Registrant's telephone number, including area code)

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Item  3.     Bankruptcy  or  Receivership
and
Item  5.     Other  Events

The Board of Directors of Centenary S.A. of Argentina, the principal subsidiary of Centenary International Corp., elected on August 12, 1999 to seek financial relief by filing a petition for reorganization in Argentina. The petition is currently being reviewed by the Court of Salsa (Juz . Ira Instancia Civil y Comercial de Sexta Nominacion) and is expected to be approved or rejected within 10 working days after the filing.

Centenary S.A. is filing this petition under the Argentine "concurso de accreedores" (creditor's committee) law. The purpose of this law is to preserve viable business organizations suffering financial difficulties. The "concurso" process allows a debtor to issue a formal summons to its creditors and propose a plan to restructure its short and long-term debt. Until the plan is submitted to and approved by the creditors, no individual creditor can demand settlement of its credit, and no interest charges can be accrued. During this time, the directors and officers of the debtor continue to manage its business normally.

Centenary S.A. expects to submit a plan allowing it to honor its liabilities by extending the repayment schedules of its loans. The Company expects to submit the plan to its creditors around February 2000.

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Centenary International Corp.



August  26,  1999                         By:  /s/ Hector A. Patron Costas
                                          --------------------------------
                                          Hector A. Patron Costas
                                          Director,  Chairman,  Secretary,
                                          and  Chief  Financial  Officer

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